As filed with the Securities and Exchange Commission on January 30, 2003.

Registration No. 333-____

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

FAIR, ISAAC AND COMPANY, INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	94-1499887

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

200 Smith Ranch Road, San Rafael, California	94903

(Address of Principal Executive Offices)	(Zip Code)

Fair, Isaac and Company, Incorporated 1992 Long-Term Incentive Plan

(Full title of the plans)

Andrea M. Fike, Esq. Vice President, General Counsel and Secretary Fair, Isaac and Company, Incorporated 4295 Lexington Avenue North St. Paul, Minnesota 55126 (651) 483-8593	Copy to: Blair W. White, Esq. Pillsbury Winthrop LLP 50 Fremont Street San Francisco, California 94105 (415) 983-1000

(Name, address and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of	Amount	Proposed Maximum	Proposed	Amount of
Securities To	To Be	Offering Price	Maximum Aggregate	Registration
Be Registered	Registered	per Share	Offering Price	Fee

Common Stock (1)	2,932,093	$46.97 (2)	$137,720,409.00 (2)	$12,671.00

(1)	Includes Preferred Stock Purchase Rights that will be attached to, and represented by the common stock (which Preferred Stock Purchase Rights have no market value independent of the common stock to which they are attached).

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and Rule 457(c), based on the average of the high and low prices of Fair, Isaac common stock as reported on the New York Stock Exchange on January 24, 2003.

The Registration Statement shall become effective upon filing in accordance with
Rule 462 under the Securities Act of 1933.

PART II: INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
Item 8. Exhibits
SIGNATURES
INDEX TO EXHIBITS
EXHIBIT 5.1
EXHIBIT 23.1

INFORMATION REQUIRED PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which Registration Statements of the Registrant on Form S-8 relating to the same employee benefit plan are effective.

The Registrant’s Registration Statements on Form S-8 filed with the Securities and Exchange Commission on May 27, 1993 (File No. 33-63426), April 1, 1996 (File No. 333-02121), October 1, 1998 (File No. 333-65179), July 28, 1999 (File No. 333-83905), February 1, 2000 (File No. 333-95889) and March 14, 2000 (File No. 333-32398 ) are hereby incorporated by reference.

PART II: INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed by the Registrant with the Securities and Exchange Commission are hereby incorporated by reference in this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K, as amended, for the fiscal year ended September 30, 2002;

(b)	The description of the Registrant’s common stock contained in the Registration Statement on Form 8-A, filed on April 9, 1996, and any subsequent amendment or report filed for the purpose of updating such information; and

(e)	The description of the Registrant’s preferred stock purchase rights contained in the Registration Statement on Form 8-A, filed on August 10, 2001, and any subsequent amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents until a post-effective amendment of this Registration Statement is filed which indicates that all securities being offered hereby have been sold or which deregisters all securities then remaining unsold.

Item 8. Exhibits

Exhibit
Number	Exhibit

5.1	Opinion of Pillsbury Winthrop LLP regarding legality of securities to be offered.

23.1	Consent of KPMG LLP.

23.2	Consent of Pillsbury Winthrop LLP. (Included in Exhibit 5.1.)

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Rafael, California, on January 30, 2003.

FAIR, ISAAC AND COMPANY, INCORPORATED

By: /s/ THOMAS G. GRUDNOWSKI
Thomas G. Grudnowski Chief Executive Officer

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Andrea M. Fike and Thomas G. Grudnowski, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities indicated on the 29th day of January, 2003.

Principal Executive Officer (and Director)	Directors

/s/ THOMAS G. GRUDNOWSKI Thomas G. Grudnowski, Chief Executive Officer		/s/ A. GEORGE BATTLE A. George Battle

/s/ GUY R. HENSHAW Guy R. Henshaw

Principal Financial Officer

/s/ KENNETH J. SAUNDERS Kenneth J. Saunders, Vice-President and Chief Financial Officer		/s/ DAVID S. P. HOPKINS David S. P. Hopkins

/s/ PHILIP G. HEASLEY Philip G. Heasley

Principal Accounting Officer

/s/ RUSSELL CLARK Russell Clark, Vice-President, Finance and Corporate Controller		/s/ TONY J. CHRISTIANSON Tony J. Christianson

/s/ MARGARET L. TAYLOR Margaret L. Taylor

/s/ THOMAS F. FARB Thomas F. Farb

/s/ ALEX W. HART Alex W. Hart

INDEX TO EXHIBITS

Exhibit
Number	Exhibit

5.1	Opinion of Pillsbury Winthrop LLP regarding legality of securities to be offered.

23.1	Consent of KPMG LLP.

23.2	Consent of Pillsbury Winthrop LLP. (Included in Exhibit 5.1.)